UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

Descrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip code)

(305) 351-9195

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2022, Descrypto Holdings, Inc. (the “Company”) entered into certain Subscription Agreements (each, a “Series A Subscription Agreement” and collectively, the “Series A Subscription Agreements”), dated as of October 5, 2022 by and between the Company and each of the following purchasers: Brian Klatsky, American Capital Ventures Inc. (“ACV”), and Leone Group LLC (“Leone”) (collectively, the “Series A Purchasers”). Pursuant to the terms of the Series A Subscription Agreements, the Company agreed to issue shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Shares”) to the Series A Purchasers.

Mr. Klatsky is a member of the Company’s Board of Directors, a significant stockholder of the Company and President of OpenLocker, Inc., a wholly owned operating subsidiary of the Company. Howard Gostfrand, Chief Executive Officer, Principal Financial Officer and director of the Company, is President and founder of ACV. Laura Anthony, President and Chairperson of the Company’s Board of Directors, is managing member of Leone.

The Series A Subscription Agreements contain customary representations and warranties of the parties and indemnification provisions under which the Series A Purchasers have agreed to indemnify the Company against certain liabilities due to or arising out of a breach of any representation or warranty of a Series A Purchaser contained in the Series A Subscription Agreement.

The information set forth above is qualified in its entirety by reference to the actual terms of the Series A Subscription Agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Pursuant to the Series A Subscription Agreements, the Company issued an aggregate of 9,000 Series A Preferred Shares to the Series A Purchasers. Of this amount, the Company (i) issued 3,000 Series A Preferred Shares to ACV at a purchase price of $0.66666666 per share, for a total purchase price of $2,000, (ii) issued 3,000 Series A Preferred Shares to Leone at a purchase price of $0.66666666 per share, for a total purchase price of $2,000, and (iii) issued 3,000 Series A Preferred Shares to Brian Klatsky at a purchase price of $0.66666666 per share, for a total purchase price of $2,000. After giving effect to these issuances, the Company has 44,520 Series A Preferred Shares outstanding.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Subscription Agreement (Series A Preferred Stock) dated as of October 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Descrypto Holdings, Inc.

Date: October 5, 2022	/s/ Howard Gostfrand
Howard Gostfrand
Chief Executive Officer